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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE


                PIXTECH, INC. COMMENCES EUROPEAN PUBLIC OFFERING


Santa Clara, California, November 21, 1996 -- PixTech, Inc. (Nasdaq NMS:PIXT) announced today that it has filed prospectuses with European authorities relating to an offering of its Common Stock to offshore investors. The shares, which will be listed for trading on Easdaq (European Association of Securities Dealers Automated Quotation), will be offered by underwriters in Europe. The number of shares of common stock being offered and the offering price are to be determined. In reliance on Regulation S promulgated by the Securities and Exchange Commission, the shares of Common Stock being offered have not been registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Net proceeds will be used for capital expenditures, working capital and general corporate expenses.


For More Information Contact:

Yves Morel
PixTech, Inc.
011-334-229-1000

Laura Dayton
Stapleton Communications, Inc.
415-988-9201